Exhibit 99.1

ChineseInvestors.com to Attend “Invest 2017” Exhibition in Stuttgart, Germany

SAN GABRIEL, CA (April 4, 2017) - ChineseInvestors.com (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announced that it will attend the “Invest 2017” exhibition in Stuttgart, Germany which will take place April 7-8, 2017. Invest 2017 is the leading trade fair and congress for finance and investment in Germany, and provides CIIX the opportunity to introduce its media and nutritional hemp companies, www.ChineseFN.com and www.ChineseCBDoil.com to German investors.

Invest 2017 is considered to be the No. 1 meeting point for the finance and investment sector in Germany. As one of the largest financial sector events in the Germany, it attracted more than 12,000 visitors and 144 exhibitors in 2016. Many private and institutional investors use the platform to obtain information, compare assets, and invest, while exhibitors have the opportunity to generate interest in raising investment capital for their ventures.

“I am delighted that CIIX is invited to attend Invest 2017 as an exhibitor. This exhibition provides CIIX a valuable opportunity to introduce our nutritional hemp business to the German financial sector and meet numerous potential investors,” says Warren Wang, founder and CEO of CIIX. “In March 2017, an act to legalize the use of cannabis for medicinal purposes was passed by the German parliament. The recent approval of medical cannabis will be good for the development of the hemp-based CBD market in Germany.”

As a result of the “cannabis as medicine” law, people with severe illnesses in Germany can legally obtain drugs containing cannabis, with a prescription. According to Germany's Federal Ministry of Health, doctors will also be able to prescribe marijuana or cannabis to patients for whom the drug could alleviate symptoms such as chronic pain or nausea, or who may see a positive effect on their disease progression.

“We believe the legalization of medical cannabis in Germany will spur additional research on cannabis in all of its medical forms including, hemp-based CBD,” says Wang. “According to German health officials, cannabis will be imported until state-supervised cannabis plantations are set up in Germany. This provides considerable opportunity for our online store, www.ChineseCBDoil.com, which provides a variety of hemp-based CBD products and other health products, including soft gels, capsules and concentrates to consumers. We will seek opportunities to export hemp-based CBD products to Germany at the upcoming Invest 2017 exhibition in Stuttgart.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail and online sales of hemp-based CBD products and other health related products via its new website: www.ChineseCBDoil.com

1

For more information visit www.ChineseInvestors.com

Subscribe and watch our video commentaries: https://www.youtube.com/user/Chinesefncom

Follow us on Twitter for real-time Company updates: https://twitter.com/ChineseFNEnglsh

Like us on Facebook to receive live feeds: https://www.facebook.com/Chinesefncom

Add us on WeChat: Chinesefn or download iPhone iOS App: Chinesefn.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

2